EXHIBIT 3.2

                         CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION
                                       OF

                          LEUCADIA NATIONAL CORPORATION
           UNDER SECTION 805 OF THE NEW YORK BUSINESS CORPORATION LAW

           Pursuant to the provisions of Section 805 of the New York Business Corporation Law, the undersigned hereby certify:

           1. The name of the corporation is LEUCADIA NATIONAL CORPORATION (the "Corporation"). The name under which the Corporation was formed is Talcott National Corporation.

           2. The date of filing of the Certificate of Incorporation of the Corporation with the Department of State of the State of New York was May 24, 1968.

           3. The Certificate of Incorporation of the Corporation shall be amended to add the following unnumbered fourth paragraph to Article II ("Common Stock"):

           "A majority vote of the outstanding Common Stock shall be required to authorize any merger, consolidation, or dissolution of the Corporation or any sale, lease, exchange, or other disposition of all or substantially all of the Corporation's assets."

           4. This Certificate of Amendment of the Certificate of Incorporation of the Corporation was authorized by vote of the Board of Directors on March 13, 2002 and approved by vote of a majority of all outstanding shares entitled to vote at the annual meeting of shareholders held on May 14, 2002.



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           IN WITNESS WHEREOF, we have signed this Certificate of Amendment of the Certificate of Incorporation of Leucadia National Corporation on the 14th day of May, 2002 and we affirm the statements contained herein as true, under penalties of perjury.

                                                /s/ Barbara L. Lowenthal
                                               ---------------------------------
                                               Barbara L. Lowenthal
                                               Vice President


                                                /s/ Laura S. Ulbrandt
                                               ---------------------------------
                                               Laura S. Ulbrandt
                                               Secretary